UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2020

cbdMD, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8845 Red Oak Blvd, Charlotte, NC 28217
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-3060

_______________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common	YCBD	NYSE American
8% Series A Cumulative Convertible Preferred Stock	YCBD PR A	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On April 23, 2020, cbdMD, Inc. held its 2020 annual meeting of shareholders where two proposals were voted upon. The proposals are described in detail in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 11, 2020, and definitive additional materials filed on April 9, 2020. Of the 51,335,648 shares of our common stock outstanding and entitled to vote at the annual meeting, 23,402,746 shares (or 45%), constituting a quorum, were represented in person or by proxy at the 2020 annual meeting. At the meeting all the proposals were approved and the final vote on the proposals was recorded as follows:

Proposal 1:    The following directors were elected at the 2021 annual meeting of shareholders to hold office until the 2020 annual meeting of shareholders or their earlier resignation, removal or death:

	For	Against	Abstain
Martin A. Sumichrast	22,771,505		246,187
R. Scott Coffman	22,746,276		216,114
Bakari Sellers	21,299,834		1,717,858
Peter J. Ghiloni	21,990,723		1,026,969
Scott G. Stephen	22,722,516		295,176
William F. Raines, III	22,746,533		271,159

Proposal 2:    The appointment of Cherry Bekaert LLP as our independent registered public accounting firm was ratified, based upon the following final tabulation of votes:

For	Against	Abstain
23,243,621	51,692	107,433

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cbdMD, Inc.

Date: April 24, 2020	By:	/s/ Mark S. Elliott
Mark S. Elliott, Chief Financial Officer and Chief Operating Officer

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